SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT
                PURSUANT TO SECTION 13 OR 15 (d)
             OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported) January 21, l998

                   Creative Technologies Corp.

           ___________________________________________
     (Exact name of registrant as specified in its charter)

                            New York
                 _______________________________
         (State or other Jurisdiction of Incorporation)

           0-15754                          11-2721083

       _____________             ________________________
(Commission File No.)        (I.R.S. Employer Identification No.)

            170 53rd Street, Brooklyn, New York 11232

         ______________________________________________
       (Address of principal executive offices) (zip code)

  Registrants telephone number including area code 718-492-8400

Item 4.   Changes in Registrant's Certifying Accountant.

     (a)  Previous Independent Auditors:

          (i)  Richard A. Eisner & Company, LLP ("Eisner"), chose not
     to stand for   reappointment as the independent auditors for
     the Registrant on January 21, 1998.

     (ii) Eisner's reports on the financial statements of the
     Registrant for the two fiscal      years ended December 31,
     1996 contain no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, however, their report for
     the year ended December 31,   1996 included a paragraph
     indicating that substantial doubt exists regarding the Company's ability to continue as a going concern.

     (iii) The Registrant's Board of Directors approved the change in accountants.

     (iv) For the two most recent fiscal years ended December 31,
     1996 and through    January 23, 1998, there has been no
     disagreement between the Registrant and      Eisner on any
     matter of accounting principles or practices, financial
     statement      disclosure, or auditing scope or procedure,
     which disagreement, if not resolved to the satisfaction of Eisner would have caused them to make a reference to the subject matter of the disagreement in connection with their reports.

     (v)  During the two most recent fiscal years ended December
     31, 1996 and through     January 23, 1998 the Registrant has
     not been advised of any matters described in      Regulation
     S-B, Item 304(a)(1)(B).

     The Registrant has requested that Eisner furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not Eisner agrees with the above statements. A copy of such letter has been filed as Exhibit (c) to this Form 8-K.

     (b)  New Independent Accountants:

     (i)  The Registrant engaged, Goldstein Golub Kessler & Co.,
     P.C., 1185 Avenue of     the Americas, New York, New York
     10036 ("Goldstein"), as its new independent accountants as of January 21, 1998. Prior to such date, the Registrant did not consult with Goldstein regarding (i) the application of
     accounting principles, (ii)   the type of audit opinion that
     might be rendered by Goldstein, or (iii) any other matter that was the subject of a disagreement between the Registrant and its former auditor as described in Item 304(a)(1)(iv) of Regulation S-B.

Item 7.  Financial and Exhibits.

(a)  Not applicable.
(b)  Not applicable.
(c)  Letter from Richard A. Eisner & Company, LLP dated January
23, 1998.





                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              Creative Technologies Corp.


                              By:    S/Richard Helfman
                                     Richard Helfman,President
Date: January 23, l998